Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/588-8405	408/588-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com

HYPERION REPORTS FISCAL THIRD QUARTER RESULTS

Management Reporting and Planning Solutions Continue Strong Growth

Santa Clara, Calif., April 21, 2005 – Hyperion Solutions (Nasdaq: HYSL), the leading provider of Business Performance Management (BPM) software, today announced financial results for its fiscal third quarter ended March 31, 2005 that were in line with preliminary financial results announced on April 11, 2005.

     Total revenues for the quarter increased 7% to a record $177.1 million, compared to $166.1 million for the same period a year ago. Software license revenue increased 5% to $68.7 million, compared to $65.1 million for the same period a year ago, while maintenance and services revenue grew 7% to $108.4 million, compared to $101.0 million in the year-ago period.

     The company’s third quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), increased 48% to $18.8 million, or $0.45 per diluted share. This compares to net income of $12.7 million, or $0.32 per diluted share, for the third quarter of fiscal 2004. The fiscal 2005 third quarter results include a restructuring credit of $1.8 million that resulted from Hyperion’s sub-lease of the former Brio headquarters in Santa Clara, Calif., and the company’s buy-out of the lease on its former headquarters in Sunnyvale, Calif.

     Third quarter non-GAAP pro forma net income increased 31% year-over-year to $19.5 million, or $0.47 per diluted share, excluding the impact of charges, net of related tax, for the amortization of purchased intangible assets, the amortization of deferred stock-based compensation, and restructuring credits. These results compare to non-GAAP pro forma net income of $14.9 million, or $0.37 per diluted share, for the third quarter of fiscal 2004.

     Hyperion’s balance sheet reflects cash and short-term investments totaling $426.7 million at March 31, 2005. This compares to $405.0 million in cash and short-term investments at December 31, 2004. Cash flow from operations for the quarter was $29.3 million. The company used cash of $15.1 million to repurchase stock during the quarter, as part of its $75 million stock repurchase program announced in May 2004. Days sales outstanding (DSO) was 73 days.

     “We’re pleased with our results and consistent execution,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “Demand for our market-leading planning and budgeting applications continues to be very strong. Our BI Platform is gaining further momentum in the marketplace, led by record revenues of Hyperion Performance Suite and sequential revenue growth of

Hyperion Reports Fiscal Third Quarter Results	p.2

Hyperion Essbase. Additionally, we’re very encouraged by the initial customer interest in Hyperion MDM Server, the product we recently acquired from Razza Solutions. Looking forward, we believe our strategic advantages will help us extend our market leadership and our BPM vision positions us for long-term success.”

Non-GAAP Financial Measures

     In analyzing its financial results, Hyperion has used non-GAAP pro forma financial measures (excluding adjustments, such as those relating to purchase accounting and restructuring costs) because they provide meaningful information regarding the company’s operational performance that excludes certain non-cash and non-recurring expenses. They also facilitate management’s internal comparisons to the company’s historical operating results and to competitors’ operating results. Wherever non-GAAP disclosures have been included in this press release, the company has reconciled them to the appropriate GAAP disclosures.

     The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP results should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to Pro Forma Q3 FY05 and Q3 FY04 Diluted Earnings Per Share

	Q3 FY05	Q3 FY04

GAAP Diluted Earnings Per Share	0.45	$0.32

Plus:

Amortization of purchased intangible assets	0.06	0.05
Amortization of deferred stock-based compensation	0.01	0.02
Deferred maintenance revenue adjustment	—	0.01
Less:
Restructuring credits	(0.04)	—
Income tax effect of pro forma adjustments	(0.01)	(0.03)

Non-GAAP Pro Forma Diluted Earnings Per Share	$0.47	$0.37

Business Outlook

     Hyperion also reported today its outlook for the fourth quarter of fiscal 2005. On a GAAP basis, the company currently expects total revenues in the range of $183 million to $188 million and diluted earnings per share in the range of $0.42 to $0.47. This outlook assumes an effective tax rate of 35% and diluted shares outstanding of 42.0 million.

Hyperion Reports Fiscal Third Quarter Results	p.3

     Excluding the impact of the amortization of purchased intangible assets and the amortization of deferred stock-based compensation, the company expects diluted earnings per share on a non-GAAP pro forma basis for the fourth quarter in the range of $0.47 to $0.52.

Reconciliation of GAAP to Pro Forma Diluted Earnings Per Share for Business Outlook

Projected Q4 FY05 GAAP Diluted Earnings Per Share	$0.42 – $0.47

Plus:

Amortization of purchased intangible assets	0.06
Amortization of deferred stock-based compensation	0.02
Less: Income tax effect of pro forma adjustments	(0.03)

Projected Q4 FY05 Non-GAAP Pro Forma Diluted Earnings Per Share	$0.47 – $0.52

Other Recent Developments

Other recent company developments include:

•	Won major customer contracts at AB Nynäs Petroleum (Sweden), Activision Publishing, Inc., Cabelas Inc., DaimlerChrysler (Germany), El Paso Corporation, Helzberg Diamond Shops, ING Groep N.V. (Netherlands), Mary Kay Inc., Mittal Steel Company NV (Netherlands), Northrop Grumman Corporation, Radian Group Inc., Symantec Corporation, The University of Texas Medical Branch at Galveston, and Thomas Jefferson University Hospitals, Inc.

•	Named as one of North America’s top information technology (IT) vendors with a Five Star rating by CMP Media’s VARBusiness magazine. The magazine also recognized Mercedes Ellison, Hyperion’s vice president of global partner sales, as one of North America’s “Top 75 Executives” in its “who’s who” list of the women and men driving IT distribution channels.

•	Appointed Dean Drougas as vice president and chief information officer.

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

About Hyperion

Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 10,000 customers – including 91 of the Fortune 100 – rely on Hyperion software to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. Hyperion combines the most complete set of interoperable applications with the leading

Hyperion Reports Fiscal Third Quarter Results	p.4

Business Intelligence platform to support and create Business Performance Management solutions. A network of more than 600 partners provides the company’s innovative and specialized solutions and services.

Named one of the FORTUNE 100 Best Companies to Work For 2004, Hyperion employs approximately 2,500 people in 20 countries. Distributors represent Hyperion in an additional 25 countries. Headquartered in Santa Clara, California, Hyperion generated annual revenues of $622 million for the 12 months that ended June 30, 2004. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning expected future financial results. Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors, including, but not limited to the company’s failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting falloff of older product revenue), significant product quality problems, failure to successfully drive partner revenue, failure to continue the successful integration of the Brio business, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the report on Form 10-K filed on September 13, 2004, and the report on Form 10-Q filed on February 9, 2005. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

# # #

“Hyperion,” the Hyperion “H” logo and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
REVENUES
Software licenses	$68,659	$65,108	$194,607	$167,854
Maintenance and services	108,448	101,036	319,016	277,978

TOTAL REVENUES	177,107	166,144	513,623	445,832

COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,141	3,400	11,496	9,867
Maintenance and services	40,492	39,546	117,710	107,052
Sales and marketing	62,155	60,617	185,532	161,314
Research and development	26,863	26,329	78,222	69,686
General and administrative	18,408	16,763	48,803	45,633
Restructuring charges (credits)	(1,842)	162	6,235	3,678
In-process research and development	—	—	—	2,300

TOTAL COSTS AND EXPENSES	150,217	146,817	447,998	399,530

OPERATING INCOME	26,890	19,327	65,625	46,302

Interest and other income	2,077	893	5,153	3,156
Interest and other expense	(27)	(20)	(50)	(1,092)
Loss on redemption of debt	—	—	—	(936)

INCOME BEFORE INCOME TAXES	28,940	20,200	70,728	47,430

Income tax provision	10,129	7,474	24,754	18,399

NET INCOME	$18,811	$12,726	$45,974	$29,031

Basic net income per share	$0.47	$0.33	$1.16	$0.77
Diluted net income per share	$0.45	$0.32	$1.12	$0.74

Shares used in computing basic net income per share	40,141	38,208	39,504	37,624
Shares used in computing diluted net income per share	41,868	39,871	41,174	39,307

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31, 2005				March 31, 2004
	GAAP			Pro Forma	GAAP			Pro Forma
	Results	Adjustments		Results	Results	Adjustments		Results
REVENUES
Software licenses	$68,659	$—		$68,659	$65,108	$—		$65,108
Maintenance and services	108,448	—		108,448	101,036	535	A	101,571

TOTAL REVENUES	177,107	—		177,107	166,144	535		166,679

COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,141	(1,813)	B	2,328	3,400	(1,325)	B	2,075
Maintenance and services	40,492	(256)	B, C	40,236	39,546	(269)	B, C	39,277
Sales and marketing	62,155	(635)	B, C	61,520	60,617	(659)	B, C	59,958
Research and development	26,863	(66)	C	26,797	26,329	(102)	C	26,227
General and administrative	18,408	(160)	C	18,248	16,763	(405)	C	16,358
Restructuring charges (credits)	(1,842)	1,842	D	—	162	(162)	D	—

TOTAL COSTS AND EXPENSES	150,217	(1,088)		149,129	146,817	(2,922)		143,895

OPERATING INCOME	26,890	1,088		27,978	19,327	3,457		22,784

Interest and other income	2,077	—		2,077	893	—		893
Interest and other expense	(27)	—		(27)	(20)	—		(20)

INCOME BEFORE INCOME TAXES	28,940	1,088		30,028	20,200	3,457		23,657

Income tax provision	10,129	381	E	10,510	7,474	1,279	E	8,753

NET INCOME	$18,811	$707		$19,518	$12,726	$2,178		$14,904

Basic net income per share	$0.47			$0.49	$0.33			$0.39
Diluted net income per share	$0.45			$0.47	$0.32			$0.37

Shares used in computing basic net income per share	40,141			40,141	38,208			38,208
Shares used in computing diluted net income per share	41,868			41,868	39,871			39,871

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $1,813 in cost of software license revenue, $220 in cost of maintenance and services revenue and $375 in sales and marketing expense for the three months ended March 31, 2005. Amortization of acquired intangible assets, consisting of $1,325 in cost of software license revenue, $220 in cost of maintenance and services revenue and $400 in sales and marketing expense for the three months ended March 31, 2004.

C) Amortization of deferred stock-based compensation, consisting of $36 in cost of maintenance and services revenue, $260 in sales and marketing expense, $66 in research and development expense and $160 in general and administrative expense for the three months ended March 31, 2005. Amortization of deferred stock-based compensation, consisting of $49 in cost of maintenance and services revenue, $259 in sales and marketing expense, $102 in research and development expense and $405 in general and administrative expense for the three months ended March 31, 2004.

D) Restructuring charges (credits).

E) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended				Nine Months Ended
	March 31, 2005				March 31, 2004
	GAAP			Pro Forma	GAAP			Pro Forma
	Results	Adjustments		Results	Results	Adjustments		Results
REVENUES
Software licenses	$194,607	$—		$194,607	$167,854	$—		$167,854
Maintenance and services	319,016	194	A	319,210	277,978	1,192	A	279,170

TOTAL REVENUES	513,623	194		513,817	445,832	1,192		447,024

COSTS AND EXPENSES
Cost of revenues:
Software licenses	11,496	(4,699)	B	6,797	9,867	(2,649)	B	7,218
Maintenance and services	117,710	(769)	B, C	116,941	107,052	(513)	B, C	106,539
Sales and marketing	185,532	(2,027)	B, C	183,505	161,314	(1,717)	B, C	159,597
Research and development	78,222	(267)	C	77,955	69,686	(356)	C	69,330
General and administrative	48,803	(632)	C	48,171	45,633	(836)	C	44,797
Restructuring charges	6,235	(6,235)	D	—	3,678	(3,678)	D	—
In-process research and development	—	—		—	2,300	(2,300)	E	—

TOTAL COSTS AND EXPENSES	447,998	(14,629)		433,369	399,530	(12,049)		387,481

OPERATING INCOME	65,625	14,823		80,448	46,302	13,241		59,543

Interest and other income	5,153	—		5,153	3,156	—		3,156
Interest and other expense	(50)	—		(50)	(1,092)	—		(1,092)
Loss on redemption of debt	—	—		—	(936)	936	F	—

INCOME BEFORE INCOME TAXES	70,728	14,823		85,551	47,430	14,177		61,607

Income tax provision	24,754	5,188	G	29,942	18,399	4,394	G	22,793

NET INCOME	$45,974	$9,635		$55,609	$29,031	$9,783		$38,814

Basic net income per share	$1.16			$1.41	$0.77			$1.03
Diluted net income per share	$1.12			$1.35	$0.74			$0.99

Shares used in computing basic net income per share	39,504			39,504	37,624			37,624
Shares used in computing diluted net income per share	41,174			41,174	39,307			39,307

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $4,699 in cost of software license revenue, $660 in cost of maintenance and services revenue and $1,155 in sales and marketing expense for the nine months ended March 31, 2005. Amortization of acquired intangible assets, consisting of $2,649 in cost of software license revenue, $403 in cost of maintenance and services revenue and $733 in sales and marketing expense for the nine months ended March 31, 2004.

C) Amortization of deferred stock-based compensation, consisting of $109 in cost of maintenance and services revenue, $872 in sales and marketing expense, $267 in research and development expense and $632 in general and administrative expense for the nine months ended March 31, 2005. Amortization of deferred stock-based compensation, consisting of $110 in cost of maintenance and services revenue, $984 in sales and marketing expense, $356 in research and development expense and $836 in general and administrative expense for the nine months ended March 31, 2004.

D) Restructuring charges.

E) In-process research and development write-off.

F) Loss on redemption of long-term debt.

G) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	March 31,	June 30,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents (Note A)	$379,151	$172,261
Short-term investments (Note A)	47,575	195,914
Accounts receivable, net of allowances of $9,988 and $8,758	143,786	133,491
Deferred income taxes	8,729	12,348
Prepaid expenses and other current assets	17,355	18,434

TOTAL CURRENT ASSETS	596,596	532,448

Property and equipment, net	76,583	72,020
Goodwill	141,800	139,952
Intangible assets, net	31,875	30,945
Deferred income taxes	27,085	24,279
Other assets	5,175	5,011

TOTAL ASSETS	$879,114	$804,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,536	$58,121
Accrued employee compensation and benefits	47,488	51,267
Income taxes payable	7,903	8,557
Deferred revenue	139,081	136,286
Restructuring liabilities	9,172	4,234

TOTAL CURRENT LIABILITIES	264,180	258,465

Long-term restructuring liabilities and other	26,311	26,619

TOTAL LIABILITIES	290,491	285,084

Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 40,433 and 39,408 shares issued and outstanding	40	39
Additional paid-in capital	492,315	434,584
Deferred stock-based compensation	(5,164)	(7,494)
Retained earnings	101,910	93,915
Accumulated other comprehensive loss	(478)	(1,473)

TOTAL STOCKHOLDERS’ EQUITY	588,623	519,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$879,114	$804,655

Note A: Certain amounts in fiscal 2004 as reported on the condensed Consolidated Balance Sheet and condensed Consolidated Statements of Cash Flows have been reclassified to conform to the current year presentation. We reclassified $193 million in auction rate securities from cash and cash equivalents to short-term investments on the June 30, 2004 consolidated balance sheet. The reclassification to short-term investments is based on the latest interpretation of cash equivalents pursuant to Statement of Financial Accounting Standards No. 95 (“SFAS 95”), “Statement of Cash Flows.”

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,974	$29,031
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on redemption of debt	—	936
Loss on sale of assets	66	87
Depreciation and amortization	27,713	26,291
Provision for accounts receivable allowances	4,288	7,611
Deferred income taxes	2,040	(3,491)
Income tax benefit from exercise of stock options	17,320	11,922
In-process research and development	—	2,300
Changes in operating assets and liabilities:
Accounts receivable	(11,331)	(1,315)
Prepaid expenses and other current assets	1,566	(3,569)
Other assets	917	1,859
Accounts payable and accrued expenses	646	(10,747)
Accrued employee compensation and benefits	(4,684)	(5,523)
Income taxes payable	(618)	5,325
Deferred revenue	1,208	(383)
Restructuring liabilities	4,948	524
Long-term restructuring liabilities and other	(793)	(2,155)

Net cash provided by operating activities	89,260	58,703

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(141,650)	(135,339)
Proceeds from maturities of investments	288,494	210,596
Purchases of property and equipment	(20,996)	(14,299)
Proceeds from sale of property and equipment	156	91
Purchases of intangible assets	(4,355)	(1,345)
Payments for acquisitions, net of cash acquired	(8,225)	(6,531)

Net cash provided by investing activities	113,424	53,173

CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of debt	—	(50,683)
Purchases of common stock	(52,548)	(124,942)
Proceeds from issuance of common stock	55,431	43,082

Net cash provided by (used in) financing activities	2,883	(132,543)

Effect of exchange rate on cash and cash equivalents	1,323	4,117

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	206,890	(16,550)
Cash and cash equivalents at beginning of period	172,261	167,362

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$379,151	$150,812

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$25	$2,559
Cash paid for income taxes	$5,109	$4,375

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2004								Fiscal 2005						% Change	% Change
	Q1		Q2		Q3		Q4		Q1		Q2		Q3		over Q2 05	over Q3 04

Revenue Analysis
Software License Revenue	$43,045	35%	$59,701	38%	$65,108	39%	$72,242	41%	$57,424	36%	$68,524	39%	$68,659	39%	0%	5%
Maintenance and Services Revenue:
Maintenance Revenue	55,310	45%	68,243	44%	70,975	43%	70,338	40%	71,430	45%	75,183	42%	75,232	42%	0%	6%
Consulting and Training Revenue	25,197	20%	28,192	18%	30,061	18%	33,788	19%	30,684	19%	33,271	19%	33,216	19%	0%	10%

Total Maintenance and Services Revenue	80,507	65%	96,435	62%	101,036	61%	104,126	59%	102,114	64%	108,454	61%	108,448	61%	0%	7%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	$176,978	100%	$177,107	100%	0%	7%

Revenue by Geography
Americas	$74,942	61%	$95,513	61%	$100,057	60%	$110,382	63%	$97,085	61%	$106,652	60%	$105,816	60%	-1%	6%
EMEA	41,836	34%	49,839	32%	54,367	33%	53,738	30%	52,328	33%	57,910	33%	59,114	33%	2%	9%
APAC	6,774	5%	10,784	7%	11,720	7%	12,248	7%	10,125	6%	12,416	7%	12,177	7%	-2%	4%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	$176,978	100%	$177,107	100%	0%	7%

Software License Revenue by Geography
Americas	$22,282	52%	$34,086	57%	$35,383	54%	$41,803	58%	$29,510	51%	$37,498	55%	$35,981	52%	-4%	2%
EMEA	17,322	40%	19,809	33%	23,286	36%	23,813	33%	23,435	41%	25,018	37%	26,919	39%	8%	16%
APAC	3,441	8%	5,806	10%	6,439	10%	6,626	9%	4,479	8%	6,008	9%	5,759	8%	-4%	-11%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	$68,524	100%	$68,659	100%	0%	5%

Software License Revenue by Channel
Direct	$32,504	76%	$47,475	80%	$46,278	71%	$57,246	79%	$41,930	73%	$50,978	74%	$46,237	67%	-9%	0%
Indirect	10,541	24%	12,226	20%	18,830	29%	14,996	21%	15,494	27%	17,546	26%	22,422	33%	28%	19%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	$68,524	100%	$68,659	100%	0%	5%

Transaction and Customer Information
Average Selling Price	$139		$116		$122		$133		$110		$119		$115		-3%	-6%
Number of Software Transactions > $500	14		11		20		17		15		18		18		0%	-10%
Number of New Customers	127		155		202		278		274		282		314		11%	55%
Percentage of License Revenue from New Customers	42%		26%		24%		19%		36%		26%		29%		12%	21%
Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$408,522		$314,507		$338,654		$368,175		$362,551		$404,981		$426,726		5%	26%
Cash Flow from Operations	$14,727		$5,780		$38,196		$27,758		$30,320		$29,659		$29,281		-1%	-23%
Redemption of Convertible Notes	$—		$50,683		$—		$—		$—		$—		$—
Repurchases of Common Stock	$26,027		$65,940		$32,975		$6,103		$35,183		$2,287		$15,078		559%	-54%
Days Sales Outstanding	64		70		62		68		63		68		73		7%	18%
Headcount
Quota-Carrying Sales Representatives (A)	218		276		285		298		305		297		312		5%	9%

Americas Headcount	1,560	70%	1,797	70%	1,789	70%	1,752	70%	1,704	69%	1,702	68%	1,746	68%	3%	-2%
EMEA Headcount	543	25%	601	24%	575	23%	568	23%	572	23%	589	24%	603	24%	2%	5%
APAC Headcount	108	5%	155	6%	173	7%	185	7%	209	8%	205	8%	212	8%	3%	23%

Total Company Headcount	2,211	100%	2,553	100%	2,537	100%	2,505	100%	2,485	100%	2,496	100%	2,561	100%	3%	1%

(A) All quarters have been adjusted to include EMEA telesales reps.